Exhibit 4.6

AMENDMENT TO SHAREHOLDERS AGREEMENT

THIS AMENDMENT TO SHAREHOLDERS AGREEMENT (this “Amendment”) is entered into as of March 2nd, 2015, by and among:

1.	InnoLight Technology Corporation (the “Company”);

2.	GC I, LP;

3.	Lightspeed China Partners I, L.P.;

4.	Lightspeed China Partners I-A, L.P.; and

5.	ITC Vision Ltd.

6.	ITC Bright Ltd.

Each of the parties to this Amendment is referred to herein individually as a “Party” and collectively as the “Parties.” GC I, LP, Lightspeed China Partners I, L.P. and Lightspeed China Partners I-A, L.P. are referred to herein collectively as “Series C Preferred Shareholders.” Capitalized terms used but not defined herein shall have the meanings set forth in the shareholders agreement, dated September 26, 2014, entered into by and among the Company, the Series C Preferred Shareholders, the Company’s other then existing shareholders and certain other parties (the “Agreement”).

RECITALS

WHEREAS,

1. Glory Castle Holdings Limited (“Glory Castle”) has transferred 1,650,000 ordinary shares, 247,968 series A preferred shares and 1,744,079 series A-1 preferred shares of the Company to ITC Vision Ltd.;

2. Glory Castle has transferred 1,927,857 ordinary shares of the Company to ITC Bright Ltd., which is wholly owned by Mr. ZHU Hao, and thereafter Mr. ZHU Hao has immediately transferred entire ITC Bright Ltd. ownership, including but not limited to all tangible and intangible assets held by ITC Bright Ltd. to The Core Trust Company Limited. to fund his personal trust, i.e., all of the shares of the Company transferred from Glory Castle, to be held for the benefit of certain persons named by Mr. Zhu; and

3. In connection with the foregoing transfer of the shares of the Company, ITC Vision Ltd. and ITC Bright Ltd. have become shareholders of the Company, and the Parties hereto desire to amend certain terms of the Agreement in accordance with Section 5.2 thereof.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

SECTION 1 AMENDMENTS

(1)	Schedule A-2 to the Agreement shall be amended as follows:

Ordinary Shareholders

Glory Castle Holdings Limited

Osa Mok

Wen-wei Liu

Wei-Long William Lee

Minxu Li

Hsing Hsien Kung

ITC Vision Ltd.

ITC Bright Ltd.

(2)	Schedule A-3 to the Agreement shall be amended as follows:

Series A Preferred Shareholders

Glory Castle Holdings Limited

Monet Investment Inc.

Chin-Shun Wu

Emil Chang

Hsing Hsien Kung

Acorn Campus Venture Fund III, LLC

Refele Holdings Limited

Hua Yuan International Limited

ITC Vision Ltd.

(3)	Schedule A-4 to the Agreement shall be amended as follows:

Series A-1 Preferred Shareholders

Glory Castle Holdings Limited

Cascade Capital Management LLC

Hsing Hsien Kung

Cowin Jin Qu Limited

Qianrong Capital Limited

Guofa Rongfu Capital Investment (Hong Kong ) Limited

Selected Partners Limited

Refele Investment Holdings Limited

ITC Vision Ltd.

SECTION 2 EFFECT OF AMENDMENTS

This Amendment shall be deemed incorporated into, and form a part of, the Agreement and have the same legal validity and effect as the Agreement.

Except as expressly amended hereby, all terms and provisions of the Agreement are and shall remain in full force and effect, and all references to the Agreement shall hereafter refer to the Agreement as amended by this Amendment, and as it may hereafter be further amended or restated.

SECTION 3 MISCELLANEOUS

Section 10.3 (Governing Law) and Section 10.12 (Dispute Resolution) of the Agreement is hereby incorporated herein mutatis mutandis.

This Amendment may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to each other Party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

Company:

InnoLight Technology Corporation

By:	/s/ Sheng Liu
Name: Sheng Liu
Title: Director

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

GC I, LP

By:
GC I, GP, its general partner

By:	/s/ Eugene Frantz

Name:	Eugene Frantz

Title:	General Partner

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

LIGHTSPEED CHINA PARTNERS I, L.P.

By:	Lightspeed China Partners I GP, LLC, its general partner

By:	/s/ James Mi
James Mi, Managing Director

LIGHTSPEED CHINA PARTNERS I-A, L.P.

By:	Lightspeed China Partners I GP, LLC, its general partner

By:	/s/ James Mi
James Mi, Managing Director

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

ITC Vision Ltd.

By:	/s/ Hai Ding

Name:	Hai Ding

Title:	Sole Director

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

ITC Bright Ltd.

By:	/s/ Hao Zhu

Name:	Hao Zhu

Title:	Sole Director

[Signature Page to Amendment to Shareholders Agreement]